Exhibit 10.3
SPONSOR LETTER AGREEMENT
This SPONSOR LETTER AGREEMENT (this “Agreement”), dated as of February 13, 2024, is made by and among Aja HoldCo, Inc., a Delaware corporation (“HoldCo”), ARYA Sciences Holdings IV, an exempted company incorporated in the Cayman Islands with limited liability (the “ARYA Sponsor”), ARYA Sciences Acquisition Corp IV, an exempted company incorporated in the Cayman Islands with limited liability (“ARYA”), Adagio Medical, Inc., a Delaware corporation (the “Company”), each of Todd Wider, Leslie Trigg and Michael Henderson (collectively, the “Other Class B Shareholders”, and together with the ARYA Sponsor, collectively, the “Class B Shareholders”) and each of Joseph Edelman, Adam Stone, Michael Altman and Konstantin Poukalov (collectively, the “Other Insiders”, and together with the Class B Shareholders, collectively, the “Insiders”). HoldCo, ARYA, the Company and the Insiders shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).
WHEREAS, ARYA, the Company, HoldCo and other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement”);
WHEREAS, as of the date of this Agreement, the Class B Shareholders collectively own 3,737,500 ARYA Class B Shares; and
WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, (a) the ARYA Sponsor and each Other Class B Shareholder will agree to (i) vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Mergers), and (ii) subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the ARYA Merger Effective Time, waive any adjustment to the conversion ratio set forth in the Governing Documents of ARYA or any other anti-dilution or similar protection with respect to all of the ARYA Class B Shares held by him, her or it in connection with the transactions contemplated by the Business Combination Agreement, (b) the ARYA Sponsor and each other Insider will agree, subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the ARYA Merger Effective Time, terminate certain existing agreements or arrangements, (c) the ARYA Sponsor will agree to, subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the ARYA Merger Effective Time, forfeit a number of Sponsor Shares held by it, with such number of Sponsor Shares so forfeited by the ARYA Sponsor being determined pursuant to this Agreement, and (d) the ARYA Sponsor will agree to, subject to, and conditioned upon and effective as of, the ARYA Merger Effective Time, subject 1,147,500 Sponsor Shares held by it to certain vesting conditions, in each case, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
1. Consent to Business Combination; Agreement to Vote.
a. Pursuant to Section 3 of that certain Letter Agreement, dated as of February 25, 2021 (the “Insider Letter Agreement”), by and among ARYA and the Insiders, the ARYA Sponsor hereby consents to the entry by ARYA into the Business Combination Agreement and each other Ancillary Document to which ARYA is or will be a party (the “ARYA Sponsor Consent”).
b. Each Class B Shareholder (in his, her or its capacity as a shareholder of ARYA and on behalf of himself, herself or itself and not the other Class B Shareholders), by this Agreement, with respect to all ARYA Shares held by him, her or it (together with any other Equity Securities of ARYA that such Class B Shareholder holds of record or beneficially as of the date or this Agreement or acquires record or beneficial ownership of after the date hereof, collectively the “Subject ARYA Equity Securities”), hereby agrees during the term of this Agreement: (i) to vote (or cause to be voted) or execute and deliver written resolutions (or cause written resolutions to be executed and delivered), at any meeting of the shareholders of ARYA, including the ARYA Shareholders Meeting, however called, or any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of ARYA is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such Class B Shareholder’s Subject ARYA Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject ARYA Equity Securities held by such

Class B Shareholder at such time (x) in favor of the approval and adoption of the Transaction Proposals, (y) against any arrangement, merger, amalgamation, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by ARYA (other than the Transactions), and (z) against any matter, action or proposal that would reasonably be expected to result in (1) a breach of any of ARYA’s covenants, agreements or obligations under the Business Combination Agreement, or (2) any of the conditions to the Closing set forth in Sections 6.1 or 6.3 of the Business Combination Agreement not being satisfied; (ii) not to redeem, elect to redeem or tender or subject any of such Class B Shareholder’s Subject ARYA Equity Securities for redemption in connection with the Business Combination Agreement or the Transactions; and (iii) not to enter into any Contract to take any action inconsistent with the foregoing.
2. Waiver of Anti-dilution Protection. Each Class B Shareholder hereby (a) irrevocably and unconditionally waives, subject to, and conditioned upon and effective as of immediately prior to, the occurrence of the ARYA Merger Effective Time for himself, herself or itself and for his, her or its successors, heirs and assigns, to the fullest extent permitted by Law and the Governing Documents of ARYA, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections, including as set forth in Article 12 of the Pre-Closing ARYA Articles of Association, with respect to the rate that the ARYA Class B Shares held by him, her or it convert into ARYA Class A Shares in connection with the transactions contemplated by the Business Combination Agreement, and therefore the ARYA Class B Shares held by each Class B Shareholder shall convert into the right to receive HoldCo Shares (or an equivalent Equity Security) at the ARYA Merger Effective Time on a one-to-one basis.
3. Transfer of Shares. Except (x) as expressly contemplated by the Business Combination Agreement or the Ancillary Documents (including the PIPE Subscription Agreements) or (y) with the prior written consent of the Company, from and after the date hereof until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, each Class B Shareholder hereby agrees that he, she or it shall not (a) Transfer any of his, her or its Subject ARYA Equity Securities, (b) deposit any of his, her or its Subject ARYA Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or execute any power of attorney with respect to any of his, her or its Subject ARYA Equity Securities, in each case, that conflicts with any of the covenants or agreements set forth in this Agreement, or (c) enter into any Contract, option or other legally binding arrangement or undertaking with respect to the acquisition, sale, legally binding assignment, transfer or other disposition of any of his, her or its Subject ARYA Equity Securities. Notwithstanding the foregoing or anything to the contrary herein, the foregoing restrictions shall not apply to any acquisition, sale, assignment, transfer or other disposition (i) to a Permitted Transferee, (ii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (iii) in the case of an individual, pursuant to a qualified domestic relations order or (iv) in the case of ARYA Sponsor, by virtue of ARYA Sponsor’s organizational documents upon liquidation or dissolution of the ARYA Sponsor; provided, that, in the case of any direct transfer, the transferring holder shall, and shall cause any transferee of his, her or its Subject ARYA Equity Securities of the type set forth in clauses (i) through (iv), to enter into a written agreement, in form reasonably satisfactory to the Company, agreeing to be bound by the applicable provisions of this Agreement that are applicable to the transferring holder prior and as a condition to the occurrence of such sale, transfer or other disposition and, from and after the entry into such written agreement, shall be deemed to be a Class B Shareholder for all purposes of this Agreement.
4. Other Covenants. Each Class B Shareholder hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and Section 5.4 (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if such Class B Shareholder is directly a party thereto, and (ii) the first sentence of Section 5.6(b) (Exclusive Dealing) of the Business Combination Agreement (and, for the avoidance of doubt, the hanging paragraph at the end of Section 5.6 of the Business Combination Agreement as it pertains to Section 5.6(b) of the Business Combination Agreement) to the same extent as such provisions apply to ARYA, as if such Class B Shareholder is directly party thereto.
5. Termination of Existing Lock-Up. Each of the Insiders and ARYA hereby agrees that, subject to, and conditioned upon and effective as of the ARYA Merger Effective Time, Section 5 of the Insider Letter Agreement shall be amended and restated in its entirety as follows:
“5. Reserved.”

Each of the Parties further acknowledges and agrees, for the avoidance of doubt, that none of the Insiders shall be subject to any of the restrictions or obligations set forth in Section 5 of the Insider Letter Agreement from and after the ARYA Merger Effective Time and that as of such time, the Insiders will be bound by the lock-up restrictions set forth in Section V of the Investor Rights Agreement.
6. ARYA Sponsor Share Forfeiture. Subject to, and conditioned upon and effective as of immediately prior to, the occurrence of ARYA Merger Effective Time, the ARYA Sponsor shall automatically be deemed to irrevocably forfeit, surrender and transfer to ARYA for no consideration a number of Sponsor Shares held by it immediately prior to the ARYA Merger Effective Time equal to the ARYA Sponsor Forfeited Share Amount (such Sponsor Shares so forfeited, the “ARYA Sponsor Forfeited Shares”). The ARYA Sponsor hereby agrees to take, and authorizes ARYA to take, such actions as shall be necessary to evidence such forfeiture and surrender, if applicable, of the ARYA Sponsor Forfeited Shares, subject to, conditioned upon and effective as of immediately prior to the ARYA Merger Effective Time. If, between the date of this Agreement and immediately prior to the ARYA Merger Effective Time the outstanding ARYA Class B Shares shall have been changed into a different number or a different class of shares, by reason of any divided, subdivision, reclassification, recapitalization, split, combination or exchange, or any similar event shall have occurred (including any of the foregoing in connection with the ARYA Merger), then the number of ARYA Sponsor Forfeited Shares, will be equitably adjusted to reflect such change. From and after the occurrence of the forfeiture contemplated by this Section 6, the ARYA Sponsor Forfeited Shares shall be deemed to be cancelled and no longer outstanding.
7. ARYA Sponsor Earn-Out Shares.
a. Subject to, and conditioned upon and effective as of, the occurrence of the ARYA Merger Effective Time, 1,147,500 of the Sponsor Shares held by the ARYA Sponsor as of such time shall be subject to the provisions set forth in this Section 7 (such Sponsor Shares, the “Earn-Out Shares”).
b. Subject to, and conditioned upon and effective as of the occurrence of, the ARYA Merger Effective Time, the Earn-Out Shares shall be unvested and subject to the restrictions set forth in this Section 7. Following the ARYA Merger Effective Time, if, at any time during the period following the ARYA Merger Effective Time and expiring on the tenth (10th) anniversary of the Closing Date (the “Earn-Out Period”), the Stock Price of the HoldCo Shares equals or exceeds $24.00 per share (the “Trigger Price”) for any 20 Trading Days within any 30 Trading Day period from and after the Closing Date (the “Earn-Out Target”), the Earn-Out Shares shall automatically vest and become free of the provisions of this Section 7. Notwithstanding anything in this Agreement to the contrary, if a HoldCo Sale occurs at any time during the Earn-Out Period, then, immediately prior to the consummation of such HoldCo Sale, the Earn-Out Target shall be deemed satisfied and the Earn-Out Shares shall automatically vest and become free of the provisions set forth in this Section 7.
c. The ARYA Sponsor may, at any time after the ARYA Merger Effective Time, engage in any Transfer with respect to any Earn-Out Shares to a Permitted Transferee of ARYA Sponsor, to another Insider or, only with the express written consent of the HoldCo Board in its sole discretion, to another Person, subject to any applicable “lock-up” in the Investor Rights Agreement and in compliance with applicable Law. Notwithstanding the foregoing or anything to the contrary herein, (i) (A) any such Transfer of Earn-Out Shares by the ARYA Sponsor (or, for the avoidance of doubt, any subsequent Transfer of Earn-Out Shares by a transferee that received Earn-Out Shares pursuant to a Transfer under this Section 7(c)) shall remain subject to this Section 7 and the terms of any applicable “lock-up” in the Investor Rights Agreement and (B) the transferee shall, in addition to any requirements in the Investor Rights Agreement, agree in writing that he, she or it is receiving and holding such Earn-Out Shares subject to the provisions of this Section 7 (provided that the provisions of this subclause (B) shall not apply in the event of a Transfer that consists solely of a pledge or encumbrance pursuant to which the transferee does not hold the Earn-Out Shares) and (ii) from and after a Transfer pursuant to this Section 7(c), all references to the ARYA Sponsor in this Section 7 shall include the transferee of a Transfer of Earn-Out Shares pursuant to this Section 7(c) and shall collectively mean the ARYA Sponsor (to the extent that it then holds Earn-Out Shares) and each transferee of Earn-Out Shares (in each case, to the extent he, she or it then holds Earn-Out Shares). Each transferee of Earn-Out Shares pursuant to this Section 7(c) shall be a third party beneficiary of this Section 7.
d. The Earn-Out Shares and the Trigger Price (and all references to Stock Price and HoldCo Shares, to the extent related to this Section 7) shall each be adjusted appropriately to reflect the effect of any share split, reverse share split, share dividend (including any dividend or other distribution of securities convertible into

HoldCo Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the HoldCo Shares (or any other Equity Securities into which they are adjusted pursuant to this Section 7(d)) at any time prior to the vesting of the Earn-Out Shares pursuant to this Section 7 so as to provide the holders of the Earn-Out Shares with the same economic effect as contemplated by this Section 7 prior to such event and as so adjusted shall, from and after the date of such event, be the Earn-Out Shares, the Trigger Price, the Stock Price and HoldCo Shares, as applicable.
e. From and after the Closing, HoldCo shall take all necessary or appropriate actions, and shall otherwise use reasonable best efforts, to remain listed as a public company on, and for the Earn-Out Shares to be tradable over, NASDAQ or any other nationally recognized U.S. stock exchange; provided, however, that the foregoing shall not limit HoldCo or any of its Affiliates from consummating a HoldCo Sale or entering into a definitive agreement that contemplates a HoldCo Sale. Subject to Section 7(b) and the other applicable provisions of this Section 7 (including Section 7(f)), upon the consummation of a HoldCo Sale, HoldCo shall have no further obligations under this Section 7(e).
f. From and after the vesting of the Earn-Out Shares, HoldCo shall take (or cause to be taken) all necessary or appropriate actions to evidence the ownership by the ARYA Sponsor (or its transferees permitted pursuant to Section 7(c)) of the Earn-Out Shares, including, without limitation, through the provision of an updated securities registry showing such ownership (as certified by an officer of HoldCo responsible for maintaining such registry or the applicable registrar or transfer agent of HoldCo). At or prior to the time that the Earn-Out Shares become vested pursuant to this Section 7, HoldCo shall remove (or cause to be removed) any legends, stock transfer restrictions, stop transfer orders or similar restrictions with respect to the Earn-Out Shares related to such vesting or this Agreement (other than, for the avoidance of doubt, those that specifically relate to any applicable and then-existing Lock-Up Period (as defined in the Investor Rights Agreement) with respect to such Earn-Out Shares).
g. If the Earn-Out Target is not achieved or a HoldCo Sale is not consummated on or prior to the end of the Earn-Out Period, the Earn-Out Shares shall automatically be forfeited and cancelled, and the ARYA Sponsor shall surrender to HoldCo for cancellation, the Earn-Out Shares. Notwithstanding any other provision to the contrary, in the event that HoldCo enters into any merger agreement, purchase agreement, or other definitive documents with respect to a HoldCo Sale prior to the end of the Earn-Out Period (as may be extended from time to time pursuant to the terms hereof), the Earn-Out Period shall be tolled during the time period beginning upon the execution and delivery of such transaction agreement or definitive documents and ending upon the earlier to occur of (i) the closing of such HoldCo Sale transaction (in which case the Earn-Out Shares shall automatically vest in accordance with Section 7(b)), and (ii) the final termination of such transaction agreement or definitive documents (in which case the duration and ending date of the Earn-Out Period shall each be extended by an equivalent amount of time).
h. The ARYA Sponsor shall retain its rights as a stockholder of HoldCo with respect to the Earn-Out Shares owned by it during any period of time that such shares are subject to restriction on transfer or sale hereunder, including the right to vote any such shares and the right to receive dividends and other distributions with respect to such Earn-Out Shares prior to vesting.
i. The ARYA Sponsor shall make a protective election under Section 83(b) of the Code with respect to the Earn-Out Shares.
j. The Parties agree and acknowledge that the Earn-Out Shares are intended to constitute “voting stock” (within the meaning of Section 368 of the Code and the Treasury Regulations promulgated thereunder) and “stock” (within the meaning of Section 351 of the Code and the Treasury Regulations promulgated thereunder) received by ARYA Sponsor in connection with the ARYA Merger, and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise) such treatment unless (i) such Party receives written confirmation from Kirkland & Ellis LLP to the effect that such law firm is unable to conclude that such treatment is more likely than not correct, provided that such Party shall use reasonable best efforts to cause such law firm to reach such conclusion (including by providing customary factual representations and covenants to such law firm); provided, further, that, for the avoidance of doubt, HoldCo shall not be required to restructure, or otherwise alter the terms of, the transaction as provided for in this Agreement or the Business Combination Agreement, or (ii) otherwise required by a final “determination” within the meaning of Section 1313(a) of the Code.

8. Representations and Warranties of the Insiders. Each Insider represents and warrants, solely with respect to himself, herself or itself, and not on behalf of any other Insider, to each of ARYA, HoldCo and the Company as follows (provided, for the avoidance of doubt, that the representations and warranties set forth in Section 8(e) are being made solely by the Class B Shareholders):
a. If such Insider is not an individual, such Insider is an exempted company, corporation, limited liability company or other applicable business entity duly organized and/or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of incorporation, registration, formation and/or organization (as applicable).
b. Such Insider (if not an individual) has the requisite corporate, limited liability company or other similar power and authority and, if such Insider is an individual, such Insider has the legal capacity to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of such Insider, if such Insider is not an individual. This Agreement has been duly and validly executed and delivered by such Insider and constitutes a valid, legal and binding agreement of such Insider (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against such Insider in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
c. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of such Insider with respect to such Insider’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) any filings with the SEC related to his, her or its ownership of Equity Securities of ARYA or the transactions contemplated by the Business Combination Agreement, this Agreement or any other Ancillary Documents to which he, she or it is a party, (ii) compliance with the listing requirements of Nasdaq and such filings with and approvals of Nasdaq to permit the HoldCo Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the ARYA Plan of Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Law or by any other applicable Law to make the ARYA Merger effective, or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings expressly contemplated by the Business Combination Agreement, or the absence of which would not adversely affect the ability of such Insider to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.
d. None of the execution or delivery of this Agreement by such Insider, the performance by such Insider of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if such Insider is not an individual, result in any breach of any provision of such Insider’s Governing Documents, (ii) other than the consent contemplated by Section 1(a), result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Insider is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which such Insider or any of his, her or its Subject ARYA Equity Securities are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon his, her or its Subject ARYA Equity Securities (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not adversely affect the ability of such Insider to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

e. Such Class B Shareholder is, as of the date hereof, the record and beneficial owner of, and has valid, good and marketable title to, the ARYA Shares owned by him, her or it (if any) as set forth on Exhibit A hereto free and clear of all Liens, other than transfer restrictions under applicable Securities Laws or in respect of this Agreement, the Business Combination Agreement, the other Ancillary Documents, the Governing Documents of ARYA or such Person or any Contracts or other arrangements described in the ARYA SEC Reports. Such Class B Shareholder does not, as of the date hereof, own, of record or beneficially, any other Equity Securities of ARYA other than the applicable ARYA Shares owned by him, her or it (if any) set forth opposite his, her or its name on Exhibit A hereto. Such Class B Shareholder has the right to direct the vote (or written resolutions in respect of, as applicable) the ARYA Shares owned by him, her or it (if any) as set forth on Exhibit A hereto as of the date hereof. Except for this Agreement, the Business Combination Agreement, the other Ancillary Documents, the Governing Documents of ARYA or such Person, any other Contracts or arrangements described in the ARYA SEC Reports, or any proxy (or similar arrangement) given for purposes of voting in favor of (or otherwise approving) the Transaction Proposals, such Class B Shareholder is not party to or bound by (i) any option, warrant, purchase right or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require such Class B Shareholder to Transfer any of the ARYA Shares owned by him, her or it (if any) or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the ARYA Shares owned by him, her or it (if any) in a manner inconsistent with the requirements of this Agreement, in the case of either clause (i) or (ii), that would adversely affect the ability of such Class B Shareholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.
f. As of the date hereof, there is no Proceeding pending or, to such Insider’s knowledge, threatened against or involving him, her, it or any of his, her or its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of him, her or it to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.
g. As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to such Insider or any of his, her or its Affiliates that would reasonably be expected to adversely affect the ability of such Insider to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations under this Agreement in any material respect.
h. Each Insider, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it and his, her or its Representatives have conducted their own independent review and analysis of, and, based thereon, have formed an independent judgment concerning, the business, assets, condition, operations and prospects of, ARYA, the Company and the transactions contemplated by the Business Combination Agreement, and (ii) he, she or it and his, her or its Representatives have been furnished with or given access to such documents and information about ARYA, the Company and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make informed decisions with respect to the execution, delivery and performance of this Agreement or the other Ancillary Documents to which she, he or it is or will be a party and the transactions contemplated hereby and thereby.
i. In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, each Insider has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in this Agreement and the other Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of ARYA or the Company (including, for the avoidance of doubt, none of the representations or warranties of ARYA or the Company set forth in the Business Combination Agreement or any other Ancillary Document) or any other Person, either express or implied, and such Insider, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of ARYA, ARYA Sponsor, HoldCo, the Company or any other Person makes or has made any representation or warranty, either express or implied, to it, him or her in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.
9. Representations and Warranties of the Company. The Company represents and warrants, to each of ARYA, the Insiders and HoldCo as follows:

a. The Company is a corporation duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).
b. The Company has the requisite corporate, limited liability company or other similar power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid, legal and binding agreement of the Company (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against such Person in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
c. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to its execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby related, (ii) the filing of the Company Certificate of Merger, or (iii) any other consents, approvals, authorizations, designations, declarations, waivers or filings disclosed in the Company Disclosure Schedules or expressly contemplated by the Business Combination Agreement or the absence of which would not adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.
d. None of the execution or delivery of this Agreement by the Company, the performance by the Company of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Company is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Company or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon the ARYA Shares (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not to adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.
e. As of the date hereof, there is no Proceeding pending or, to the Company’s knowledge, threatened against the Company or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
f. As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to the Company or any of its Affiliates that would reasonably be expected to adversely affect the ability of the Company to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
g. In entering into this Agreement, the Company has relied solely on its own investigation and analysis and the representations and warranties of the Insiders expressly set forth in this Agreement and no other representations or warranties of the Insiders or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the Insiders expressly set forth in this Agreement and the representations and warranties of the other Persons expressly set forth in the Business Combination Agreement and the other Ancillary Documents, none of the Insiders or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.
10. Representations and Warranties of ARYA. Except as set forth in any ARYA SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), ARYA represents and warrants to each of the Insiders, HoldCo and the Company as follows:
a. ARYA is an exempted Company duly incorporated and registered, validly existing and in good standing under the Laws of its jurisdiction of incorporation and registration (as applicable).
b. ARYA has the requisite corporate, limited liability company or other similar power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of ARYA. This Agreement has been duly and validly executed and delivered by ARYA and constitutes a valid, legal and binding agreement of ARYA (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against such ARYA in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
c. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of ARYA with respect to its execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) compliance with the listing requirements of Nasdaq and such filings with and approvals of Nasdaq to permit the HoldCo Shares to be issued in connection with the transactions contemplated by Business Combination Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the ARYA Plan of Merger, the Company Certificate of Merger, and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Law or by any other applicable Law to make the Mergers effective, (iv) the ARYA Sponsor Consent, (v) the approvals and consents to be obtained by ARYA Merger Sub and Company Merger Sub pursuant to the Business Combination Agreement, (vi) the ARYA Shareholder Approval or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings expressly contemplated by the Business Combination Agreement, or the absence of which would not adversely affect the ability of ARYA to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.
d. None of the execution or delivery of this Agreement by ARYA, the performance by ARYA of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of ARYA’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which ARYA is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which ARYA or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon the ARYA Shares (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not to adversely affect the ability of ARYA to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.
e. As of the date hereof, there is no Proceeding pending or, to ARYA’s knowledge, threatened against ARYA or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of ARYA to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
f. As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to ARYA or any of its Affiliates that would reasonably be expected to adversely affect the ability of ARYA to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
g. In entering into this Agreement, ARYA has relied solely on its own investigation and analysis and the representations and warranties of the Insiders expressly set forth in this Agreement and no other representations or warranties of the Insiders or any other Person, either express or implied, and ARYA, on its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the Insiders expressly set forth in this Agreement and the representations and warranties of the other Persons expressly set forth in the Business Combination Agreement and the other Ancillary Documents, none of the Insiders or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.
11. Representations and Warranties of HoldCo. HoldCo represents and warrants to each of the Insiders, ARYA and the Company as follows:
a. HoldCo is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).
b. HoldCo has the requisite corporate, limited liability company or other similar power and authority to perform its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement has been duly authorized by all necessary corporate or other action on the part of HoldCo. This Agreement has been duly and validly executed and delivered by HoldCoand constitutes a valid, legal and binding agreement of HoldCo (assuming that this Agreement is duly authorized, executed and delivered by the other Parties), enforceable against such HoldCoin accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
c. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of HoldCo with respect to its execution, delivery or performance of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Business Combination Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (ii) compliance with the listing requirements of Nasdaq and such filings with and approvals of Nasdaq to permit the HoldCo Shares to be issued in connection with the transactions contemplated by Business Combination Agreement and the other Ancillary Documents to be listed on Nasdaq, (iii) the filing of the ARYA Plan of Merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Law or by any other applicable Law to make the ARYA Merger effective, (iv) the filing of the Company Certificate of Merger, or (v) any other consents, approvals, authorizations, designations, declarations, waivers or filings expressly contemplated by the Business Combination Agreement, or the absence of which would not adversely affect the ability of HoldCo to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.
d. None of the execution or delivery of this Agreement by HoldCo, the performance by HoldCo of any of its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of HoldCo’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which HoldCo is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which HoldCo or any of its properties or assets are bound or (iv) other than the restrictions contemplated by this Agreement, the Business Combination Agreement or any other Ancillary Document, result in the creation of any Lien upon the HoldCo Shares (other than as expressly provided under this Agreement), except, in the case of any of clauses (ii) and (iii) above, as would not to adversely affect the ability of HoldCo to perform, or otherwise comply with, any of its covenants, agreements or obligations hereunder in any material respect.
e. As of the date hereof, there is no Proceeding pending or, to HoldCo’s knowledge, threatened against HoldCo or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of HoldCo to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
f. As of the date hereof, there is no Order or Law issued by any court of competent jurisdiction or other Governmental Entity, or other legal restraint or prohibition relating to HoldCo or any of its Affiliates that would reasonably be expected to adversely affect the ability of HoldCo to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.
g. In entering into this Agreement, HoldCo has relied solely on its own investigation and analysis and the representations and warranties of the Insiders expressly set forth in this Agreement and no other representations or warranties of the Insiders or any other Person, either express or implied, and HoldCo, on its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties of the Insiders expressly set forth in this Agreement and the representations and warranties of the other Persons expressly set forth in the Business Combination Agreement and the other Ancillary Documents, none of the Insiders or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Business Combination Agreement or the other Ancillary Documents or the transactions contemplated hereby or thereby.
12. Termination; Non-Survival.
a. Subject to Section 12(b), this Agreement shall automatically terminate, without any notice or other action by any Party, upon the later of (i) the termination of the Business Combination Agreement in accordance with its terms or (ii) if the ARYA Merger Effective Time occurs, the vesting in full of the Earn-Out Shares. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any Liability on the part of any Party for a willful and material breach of any covenant or agreement set forth in this Agreement prior to such termination or actual fraud, and (ii) this Section 12(a) and Sections 13, 14, 15, 17, 18 and 19 and Section 16 (solely to the extent related to this Section 12 or Sections 13, 14, 15, 17, 18 or 19) shall survive any termination of this Agreement.
b. Notwithstanding anything to the contrary herein, the representations, warranties, agreements and covenants in this Agreement shall terminate at the ARYA Merger Effective Time, except for (i) those covenants and agreements that, by their terms, contemplate performance after the ARYA Merger Effective Time, (ii) Section 1(a), Section 5, Section 7, this Section 12(b), Section 13, Section 14 and Section 15.

13. Non-Recourse. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of any Party shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein. Notwithstanding anything to the contrary in this Agreement, (i) in no event shall any Insider have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any other Insider under this Agreement (including related to or arising out of the breach of any such covenant, agreement or obligation by any other Insider), and (ii) in no event shall ARYA have any obligations or Liabilities related to or arising out of the covenants, agreements or obligations of any Insider under this Agreement (including related to or arising out of any breach of any such covenant, agreement or obligation by any such Insider).
14. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) each Class B Shareholder makes no agreement or understanding herein in any capacity other than in such Class B Shareholder’s capacity as a record holder and beneficial owner of ARYA Shares, and not, in the case of any Insider, in such Insider’s capacity as a director, officer or employee of ARYA or any of its Affiliates (including HoldCo), and (b) nothing herein will be construed to limit or affect any action or inaction by any Insider or any representative of the any Insider serving as a member of the board of directors (or other similar governing body) of ARYA or any of its Affiliates (including HoldCo) or as an officer, employee or fiduciary of ARYA or any of its Affiliates (including HoldCo), in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of ARYA or such Affiliate.
15. No Third Party Beneficiaries. Except as set forth in Section 3 or Section 7, this Agreement shall be binding upon and inure solely to the benefit of the Parties and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.
16. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform his, her or its respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
17. Fees and Expenses. Except, in the case of ARYA, HoldCo and the Company, as otherwise expressly set forth in the Business Combination Agreement (include Section 7.2(b) thereof), all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, any such fees and expenses incurred by the Insiders on or prior to the Closing shall, in the sole discretion of the ARYA Sponsor, be allocated to ARYA and deemed to be fees and expenses of ARYA.
18. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the Company or any of its Affiliates or ARYA or any its Affiliates any direct or indirect ownership or incidents of ownership of or with respect to the ARYA Shares held by any Class B Shareholder. All rights, ownership and economic benefits of and relating to the applicable ARYA Shares shall remain vested in and belong to each applicable Class B Shareholder, and the Company and ARYA (and each of their respective Affiliates) shall have no authority to exercise any power or authority to direct any Insider in the voting of any of the ARYA Shares owned by him, her or it (if any), except as otherwise expressly provided herein with respect to the ARYA Shares owned by him, her or it (if any). Except as otherwise set forth in Section 1(b), no Class B Shareholder shall be restricted from voting in favor of, against or abstaining with respect to any other matters presented to the shareholders of ARYA.
19. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or modified if, and only if, such amendment or modification is in writing and signed by the Parties, and any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party(ies) against whom such waiver is sought. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Subject to Section 15, none of this Agreement or any of the rights, interests or obligations hereunder shall be assignable by (a) an Insider without the prior written consent of ARYA, HoldCo, the other Insiders and the Company, (b) the Company without the prior written consent of the ARYA Sponsor and ARYA, (c) ARYA without the prior written consent of the ARYA Sponsor, HoldCo and the Company, or (d) HoldCo without the prior written consent of ARYA and the Company (any such consent contemplated by the foregoing clauses (a) – (d) not to be unreasonably withheld, conditioned or delayed). Any attempted amendment or assignment of this Agreement not in accordance with the terms of this Section 19 shall be null and void ab initio.
20. Notices. Any notice, requests, claims, demands and other communications hereunder shall be sent in writing and shall be deemed to have been duly given by delivery in person, by email (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the email was sent to the intended recipient thereof without an “error” or similar message that such email was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:
If to ARYA (prior to the ARYA Merger Effective Time), or HoldCo (prior to the ARYA Merger Effective Time) or to any of the Insiders, to:
c/o ARYA Sciences Holdings IV
51 Astor Place, 10th Floor
New York, NY 10003
Attention:	Adam Stone
Konstantin Poukalov
Michael Altman
Email:	adam@perceptivelife.com
konstantin@perceptivelife.com
michael@perceptivelife.com
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Jonathan L. Davis, P.C.
Ryan Brissette, P.C.
Dan Daines
Email:	jonathan.davis@kirkland.com
ryan.brissette@kirkland.com
daniel.daines@kirkland.com
If to the Company, ARYA (after the ARYA Merger Effective Time) or HoldCo (after the ARYA Merger Effective Time) , to:
c/o
Adagio Medical, Inc.
26051 Merit Circle, Suite 102
Laguna Hills, CA 92653
Attn: Olav Bergheim
Email: obergheim@fjordventures.com
with a copy (which shall not constitute notice) to

Reed Smith LLP
1901 Avenue of Stars, Suite 700
Los Angeles, CA 90067
Attention:	Michael Sanders
E-mail:	MSanders@ReedSmith.com
and
Reed Smith LLP
599 Lexington Avenue
New York, NY 10022
Attention:	Jennifer W. Cheng
Susan K. Nieto
E-mail:	JCheng@reedsmith.com
SNieto@reedsmith.com
21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“ARYA Sponsor Forfeited Share Amount” means 1,000,000 Sponsor Shares.
“Sponsor Shares” means (a) prior to the occurrence of the ARYA Merger Effective Time, the ARYA Class B Shares and (b) at and after the occurrence of the ARYA Merger Effective Time, the HoldCo Shares issued to the ARYA Sponsor in respect of its ARYA Class B Shares by virtue of the ARYA Merger, as the context so requires.
“Permitted Transferee” means, with respect to any Person, (a) such Person’s Affiliates, (b) any direct or indirect members, partners (whether general or limited partners) or equityholders of such Person or any of its Affiliates or any officers, directors or employees of such Person or any Affiliates of any of the foregoing, (c) such Person’s immediate family or family member of any of such Person’s officers or directors, (d) any trust for the direct or indirect benefit of such Person or the immediate family of such Person, (e) if such Person is a trust, to the trustee or beneficiary(ies) of such trust or to the estate of a beneficiary of such trust, or (f) by private sales or transfers made in connection with the consummation of a Business Combination at prices no greater than the price at which the Founder Shares (as such term is defined in the Insider Letter Agreement) or Private Placement Shares (as such term is defined in the Insider Letter Agreement), as applicable, were originally purchased.
“Stock Price” means, on any Trading Day, the volume-weighted average sale price per share of HoldCo Shares reported as of 4:00 p.m., New York City time on such date by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time (or such other time as the trading market publicly announces is the official open of trading), and ending at 4:00 p.m., New York City time (or such other time as the trading market publicly announces is the official close of trading), as reported by Bloomberg, or if not available on Bloomberg, as reported by Morningstar, or, if not available on Bloomberg or Morningstar, by an authoritative source generally used for such purposes.
“HoldCo Sale” means, at any time after the ARYA Merger Effective Time, (a) a purchase, sale, exchange, merger, business combination or other transaction or series of related transactions in which all or a majority of the HoldCo Shares are, directly or indirectly, converted into cash, securities or other property or non-cash consideration of or paid by any Persons, including any Persons acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) (other than, in the case of this clause (a), any transaction in which the holders of HoldCo Shares as of immediately prior to the consummation of such transaction continue to own all or substantially all of the Equity Securities of HoldCo (or any successor or parent entity of HoldCo) immediately following the consummation of such transaction(s)), (b) a direct or indirect sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or a majority of the assets of HoldCo, as determined on a consolidated basis, to an unrelated person or entity, including parties acting as a “group” (as defined in Section 13(d)(3) of the Exchange Act) or (c) any transaction or series of related transactions that results, directly or indirectly, in the shareholders of HoldCo as of immediately prior to such transaction(s) holding, in the aggregate, less than fifty percent (50%) of the outstanding voting power of the outstanding stock or other equity interests of HoldCo or any resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction or less than fifty percent (50%) of the Equity Securities of HoldCo or any resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction (whether voting or non-voting) immediately after the consummation thereof (in the case of each of clause (a), (b) or (c), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase, issuance, sale or transfer of Equity Securities or assets or otherwise).
“Trading Day” means any day on which trading is generally conducted on NASDAQ or any other exchange on which the HoldCo Shares are traded on or after the Closing.
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person. Notwithstanding the foregoing or anything to the contrary herein, in the case of ARYA Sponsor or any of its Permitted Transferees, any indirect sale, transfer, pledge, encumbrance, hypothecation or similar disposal (other than any such transfers by Perceptive Advisors, LLC or its employees or investment professionals (and not, for the avoidance of doubt, any third party limited partners or other investors))that is not for the express purpose of indirectly transferring Equity Securities of ARYA (prior to the ARYA Merger Effective Time) or HoldCo (after the ARYA Merger Effective Time) shall not be deemed to be a Transfer hereunder.
22. Incorporation by Reference. Section 8.2 (Entire Agreement) (but only the first sentence thereof), Section 8.5 (Governing Law), Section 8.7 (Construction; Interpretation), Section 8.10 (Severability), Section 8.11 (Counterparts; Electronic Signatures), Section 8.15 (Waiver of Jury Trial) and Section 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are each incorporated herein and shall apply to this Agreement mutatis mutandis.
[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.
ARYA SCIENCES HOLDINGS IV

By:	/s/ Adam Stone
Name: Adam Stone
Title: Authorized Signatory
ARYA SCIENCES ACQUISITION CORP IV

By:	/s/ Michael Altman
Name: Michael Altman
Title: Chief Financial Officer

ADAGIO MEDICAL, INC.

By:	/s/ John Dahldorf
Name: John Dahldorf
Title: Chief Financial Officer

AJA HOLDCO, INC.

By:	/s/ Michael Altman
Name: Michael Altman
Title: Authorized Signatory

OTHER CLASS B SHAREHOLDERS:

/s/ Todd Wider
Todd Wider

/s/ Michael Henderson
Michael Henderson

/s/ Leslie Trigg
Leslie Trigg

OTHER INSIDERS:

/s/ Joseph Edelman
Joseph Edelman

/s/ Adam Stone
Adam Stone

/s/ Michael Altman
Michael Altman

/s/ Konstantin Poukalov
Konstantin Poukalov

Exhibit A
ARYA Shares held by Class B Shareholders
Class B Shareholder	ARYA Shares
ARYA Sciences Holdings IV	3,647,500 Class B ordinary shares (prior to forfeiture) 499,000 Class A ordinary shares
Todd Wider	30,000 Class B ordinary shares
Leslie Trigg	30,000 Class B ordinary shares
Michael Henderson	30,000 Class B ordinary shares